December 26, 2004

DELTA OIL & GAS INC.

Re: Amendment to Closing Dates
Todd Creek and Hillsprings Participation Proposals
______________________________________________________________

Pursuant to our recent conversation, this letter will confirm each of our company's agreement to the revisions of each of the separate Participation Proposals dated November 26, 2004 between Delta and Win covering lands in the Todd Creek and Hillsprings Areas of Alberta.

     1.     Clause 3 of the Participation Proposal for each of the Participation Proposals dated November 26, 2004 is hereby amended by replacing “December
              31, 2004” with “January 14, 2005”.

     2.     The following shall be added as Clauses 16, 17 and 18 to each of the Participation Proposals dated November 26, 2004:

              16.     Delta warrants that it is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

              17.     Delta represents that it has conducted due diligence enquiries and investigations as typically required in order to determine its decision to enter into and complete the transaction contemplated herein and as such has relied on its own expertise in making its decision to enter into this Agreement;

              18.     Delta covenants and agrees to indemnify and save harmless Win of and from any losses, debts, damages, liabilities, expenses, claims, demands or costs (including legal costs on a solicitor-client basis) suffered or incurred by Win directly or indirectly as a result of or arising out of any breach by Delta of any of the provisions contained in this Agreement.

In consideration for Win’s granting the revision to the Closing Date, Delta agrees to pay to Win the sum of fifty thousands ($50,000 US) dollars (US Funds) on or before December 31, 2004 (hereinafter referred to as the “Deposit”).

Win Energy Corporation
Suite 240, 640 - 8th Avenue S.W. Calgary, Alberta, T2P 1G7
Bus: (403) 265-7787 - Fax: (403) 265-7767

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In the event Delta does not make the payments contemplated under the separate Participation Proposals dated November 26, 2004 on or before the revised Closing Date, the Deposit shall be forfeited to Win for its sole use and benefit.

For the purpose of completing the transfer of funds to satisfy the payment of the Purchase Price and the Deposit, the following is the information required for transferring of funds to Win:

                              Company:          Win Energy Corporation
                              Bank:                 HSBC
                              Bank                  Code: 016
                              Branch:               333 - 5th Ave. S.W. Calgary, AB. T2P 3B6
                             Account No.:      10149-093365-001 (CAD)
                             Swift Code:         HKBCCATT
                             ABA NO:           021001088 (use only for U.S. funds)

Please indicate your acceptance of these amendments by signing and returning one (1) copy of this letter to the undersigned.

Yours truly,

WIN ENERGY CORPORATION

/s/ Matthew Philipchuk
Vice President - Operations

AGREED TO AND ACCEPTED THIS 29 DAY OF DECEMBER, 2004

/s/ Douglas N. Bolen

DELTA OIL & GAS INC.

Win Energy Corporation
Suite 240, 640 - 8th Avenue S.W. Calgary, Alberta, T2P 1G7
Bus: (403) 265-7787 - Fax: (403) 265-7767

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